SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): August 6, 2012

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Abernathy Road, Suite 260
Atlanta Georgia 30328
(Address of Principal Executive Offices)
(770) 829-3700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 6, 2012, Beazer Homes USA, Inc. (the “Company”) entered into a 3rd Extension and Amendment (the “Amendment”) to the Company's Amended and Restated Credit Agreement, dated as of August 5, 2009, by and between the Company and Citibank, N.A. (the “Credit Agreement”). The Amendment extends the termination date of the Credit Agreement from August 2, 2012 to September 30, 2012.

As previously announced, the Company expects to replace its existing revolving credit facility under the Credit Agreement with a new revolving credit facility.

On August 8, 2012, the Company entered into amendments for each of its Delayed-Draw Term Loan Facilities with Citibank, N.A. and Deutsche Bank AG Cayman Islands Branch (together, the “Delayed-Draw Term Loan Amendments”). The Delayed-Draw Term Loan Amendments (i) allow the Company to draw down additional funds under each of the Delayed-Draw Term Loan Facilities and (ii) amend the definitions of Commitment Termination Date and Put Date (each as defined in the Delayed-Draw Term Loan Amendments).

The above descriptions of the Amendment and the Delayed-Draw Term Loan Amendments are qualified in their entirety by reference to the copies of such agreements attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

10.1	Third Extension and Amendment to the Company's Amended and Restated Credit Agreement, dated as of August 5, 2009, by and between the Company and Citibank, N.A.
10.2	First Amendment to the Delayed-Draw Term Loan Facility, dated as of November 16, 2010, by and between Beazer Homes USA, Inc. and Citibank, N.A.
10.3	First Amendment to the Delayed-Draw Term Loan Facility, dated as of November 16, 2010, by and between Beazer Homes USA, Inc. and Deutsche Bank AG Cayman Islands Branch

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: August 9, 2012	By:	/s/ Kenneth F. Khoury
Kenneth F. Koury Executive Vice President, General Counsel and Chief Administrative Officer